Exhibit 10.3

(ENGLISH TRANSLATION)

Shenzhen International Hi-tech Property Exchange

Equity Transfer Testimony

Shenzhen China

Equity Transfer Agreement

Transferor: Mingchun Zhou (hereinafter referred to as Party A)
Address: Talent Marketing Building, North Bao'an Road, Luohu District, Shenzhen City, Guangdong Province
ID No.: 320104197008135610

Transferor: Weibing Wang (hereinafter referred to as Party B)
Address: Xinghai Mingcheng, Nanshan District, Shenzhen City, Guangdong Province
ID No.: 310104196911055610

Transferor: Shengrong Dong (hereinafter referred to as Party C)
Address: Room 404, Building 65, Yitian Village, Futian District, Shenzhen City, Guangdong Province
ID No.: 440223197608020317

Transferor: Yagang Lu (hereinafter referred to as Party D)
Address: Room 702, Building 1, Wendefu Garden, Houhai, Shekou, Shenzhen City, Guangdong Province
ID No.: 210105196805304014

Transferee: United Digital Home H.K. Group Company Limited (hereinafter referred to as Party E)
Address: Room 1613, 16/F, Dayou Building, No.181, Zhuangshidun Street, Wanzai, Hongkong
Registration No.: 38735738-12-07-A

Shenzhen Skyrise Technology Co., Ltd. (hereinafter referred to as joint venture), was established in Shenzhen in May 27, 2003. Its registered capital is RMB 8,000,000 yuan, among which Party A takes up 85.43% of the equity, Party B takes up 5.59%, Party C takes up 3.99%, and Party D 4.99% . Party A, B, C, D agree to transfer 100% of their equity of the joint venture to Party E, and Party E accepts the transfer. Hereby Party A, B, C, D, E come to an agreement on the transfer of equity based on The Company Law of People's Republic of China and The Contract Law of People's Republic of China as following:

1.

The price of transferred equity and the payment terms:

1.1.

Party A takes up 85.43% of the stock equity. It should contribute RMB 6,834,400 yuan according to the contract of the original joint venture and the actual capital contribution of Party A is RMB 6,834,400 yuan. Now Party A transfers its 85.43% of the stock equity to Party E at a price of RMB 3,417,200 yuan.

1.2.

Party B takes up 5.59% of the stock equity. It should contribute RMB 447,200 yuan according to the contract of the original joint venture and the actual capital contribution of Party B is RMB 447,200 yuan. Now Party B transfers its 5.59% of the stock equity to Party E at a price of RMB 223,600 yuan.

1.3.

Party C takes up 3.99% of the stock equity. It should contribute RMB 319,200 yuan according to the contract of the original joint venture and the actual capital contribution of Party C is RMB 319,200 yuan. Now Party C transfers its 3.99% of the stock equity to Party E at a price of RMB 159,960 yuan.

1.4.

Party D takes up 4.99% of the stock equity. It should contribute RMB 399,200 yuan according to the contract of the original joint venture and the actual capital contribution of Party D is RMB 399,200 yuan. Now Party D transfers its 3.99% of the stock equity to Party E at a price of RMB 199,600 yuan.

1.5.

Party E should pay Party A, B, C, D in full for the equity in cash or through account transfer based on the above provisions of currency and amount within 15 days since the date when the agreement comes into effect.

2.

Party A, B, C, D guarantee that they have absolute right to dispose the equity, that there is no pledge or sequestration of stock rights, and that the equity will not be recoursed by a third party. Or else Party A, B, C, D should bear all the economic and legal responsibilities contemplated by this agreement.

3.	Provisions related to the profit and lose of the joint venture (claim and debt included):

	3.1.	After the agreement comes into effect, Party E gets the profit of the joint venture according to its percentage of the equity, and bears relevant risk and loss.

3.2.

If Party A, B, C, D is dishonest when signing the agreement on the debt of the joint venture borrowed before the equity transfer and causes loss for Party E after it becomes the shareholder, Party E has the right to ask for recourse.

4.	Default Responsibility:

	4.1.	As long as the agreement comes into effect, all the parties should have the awareness to carry it out. Any Party that fails to perform the obligations according to the agreement should bear responsibility based on the law and provisions of the agreement.

4.2.

If for reason of Party A, B, C, D, Party E fails to register for the change of equity on time or the purpose of entering into this agreement is seriously affected, Party A, B, C, D should pay a penalty of 0.01% of the money that Party E has paid for the equity.

If Party A, B, C, D causes loss to Party E while the penalty is lower than the actual loss, Party A, B, C, D should compensate otherwise.

5.	Alteration or cancellation of the agreement

With the agreement of Party A, B, C, D, E, this agreement can be changed or cancelled. Should there be any change or cancel, another agreement should be signed and it should be witnessed by the Shenzhen International High-tech Property Exchange.

6.	The bearing of related expenses

Transfer-related expenses (such as the testimony fees, assessing and auditing fees, registration for change of information concerning industrial and commercial area) should be borne after consultation of the five parties.

7.	Dispute settlement

If there is any dispute aroused by this agreement or related to this agreement, it should be settled through consultation. If consultation fails, it should be settled in the following ways (select one way and only one, tick one selection before each item): apply for arbitration from the Shenzhen Arbitration Committee; apply for arbitration from China International Economic Trade Arbitration Committee Shenzhen Branch file a lawsuit in the court

8.	The condition for the agreement to come into effect.

This agreement will come into effect with the signing of five parties and the witness of Shenzhen International High-tech Property Exchange. After the signing of the agreement, the five parties should go to the industrial and commercial administrative department of for the registration of change.

9.

The agreement has nine originals, with Party A, B, C, D, E holding one copy respectively, industrial and commercial administrative department and the testimonial organization holding one copy respectively, and related department holding the remaining copies.

Seal & Signature of transferor	Seal & Signature of transferee

Party A Mingchun Zhou	Party E United Digital Home H.K. Group Company Limited

Party B Weibing Wang

Party C Shengrong Dong

Party D Yagang Lu

Jan 28th, 2008 Shenzhen City

Equity Transfer Testimony

     SGJSJ(2008)ZD00797

Transferor (name of the person/company): Mingchun Zhou

Transferor (name of the person/company): Weibing Wang

Transferor (name of the person/company): Shengrong Dong

Transferor (name of the person/company): Yagang Lu T

ransferee (name of the person/company): United Digital Home H.K. Group Company Limited

Name of the transferred company: Shenzhen Skyrise Technology Co., Ltd.

Transfer price: RMB 4,000,000 yuan (RMB four million yuan)

On January 28, 2008, Shenzhen International High-tech Property Exchange witnessed transferor Mingchun Zhou, Weibing Wang, Shengrong Dong, and Yagang Lu signing Equity Transfer Agreement with legal representative Li Jianqiang of transferee United Digital Home H.K. Group Company Limited.

As Verified, the transferred company was established in May 27th,2003 with a registration capital of RMB 8,000,000 yuan. Transferor Mingchun Zhou takes up 85.43% of the equity, which now is transferred to transferee United Digital Home H.K. Group Company Limited at a price of RMB 3,417,200 yuan. Transferor Weibing Wang takes up 5.59% of the equity, which now is transferred to transferee United Digital Home H.K. Group Company Limited at a price of RMB 223,600 yuan. Transferor Shengrong Dong takes up 3.99% of the equity, which now is transferred to transferee United Digital Home H.K. Group Company Limited at a price of RMB 159.600 yuan. Transferor Yagang Lu takes up 4.99% of the equity, which now is transferred to transferee United Digital Home H.K. Group Company Limited at a price of RMB 199,600 yuan. Transferee agrees to purchase the equity at prices as mentioned above.

Hereby we prove that the Equity Transfer Agreement is signed according to the will of the parties and the signatures of all the parties (the authorized representatives) are true.

Testimonial Organization: Shenzhen International High-tech Property Exchange

Representative of Testimonial Organization: Jin Liu

Date of the testimony: January 28, 2008

The testimony is only valid with the seal.